Exhibit 10.23

TENTH MODIFICATION TO
CREDIT AGREEMENT (RESTATED) AND PROMISSORY NOTE

THIS TENTH MODIFICATION TO CREDIT AGREEMENT (RESTATED) AND PROMISSORY NOTE (the “Amendment”) is dated this the 27th day of September, 2010 by and among FRED’S, INC., a Tennessee corporation (the “Borrower”), FRED’S STORES OF TENNESSEE, INC. (the “Guarantor”), REGIONS BANK (as “Administrative Agent” and as a “Lender”) and BANK OF AMERICA, N.A. (as a “Lender”).

RECITALS:

A.          The Borrower and the Lenders are parties to a Credit Agreement (Restated) originally dated as of April 3, 2000 (as amended and restated from time to time, the “Credit Agreement”). In connection with the Credit Agreement, the Borrower executed that certain Promissory Note originally dated April 3, 2000 (as amended and restated from time to time, the “Note”).

B.           The Borrower and the Lender previously entered into: (i) a Modification Agreement (the “First Modification”) dated May 26, 2000; (ii) a Second Modification Agreement (the “Second Modification”) dated April 30, 2002; (iii) a Third Modification Agreement (the “Third Modification”) dated July 31, 2003; (iv) a Fourth Modification Agreement (the “Fourth Modification”) dated June 28, 2004; (v) a Fifth Modification Agreement (the “Fifth Modification”) dated October 19, 2004, effective October 20, 2004; (vi) a Sixth Modification Agreement (the “Sixth Modification”) dated July 29, 2005, effective June 29, 2005; (vii) a Seventh Modification Agreement dated September 30, 2005, effective October 10, 2005; (viii) an Eighth Modification to Credit Agreement (Restated) and Promissory Note dated October 30, 2007, effective November 1, 2007; and (ix) a Ninth Modification to Credit Agreement (Restated) and Promissory Note dated September 17, 2008.

C.           The Borrower, the Administrative Agent, the Lender, and the Guarantor desire to further amend the Credit Agreement and Note as set forth in this Amendment.

D.          Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Change in Definitions. Section 2.1 of the Credit Agreement concerning “Definitions” is amended to delete the prior definitions of “Commitment” and “Maturity Date” and the following is substituted in lieu thereof:

“Commitment” means the sum of $50,000,000. Notwithstanding the use of the term “commitment” with respect to the calculation of fees, the actual amount which the Lender has agreed to lend or provide credit to the Borrower shall be limited to the ratios and conditions in this Credit Agreement.

“Maturity Date” shall mean September 27, 2013.

2.           Amendment to Interest Rate Determination. Annex I of the Credit Agreement setting forth the “Applicable Margin” and “Unused Fee” with respect to the determination of the Interest Rate is deleted and the following is substituted in lieu thereof as the new Annex I:

ANNEX I

Applicable Margin and Unused Fee

Level	FCCR	LIBOR Margin (bps)	Unused Fee (bps)

I	<2.00x	162.5	27.5

II	≥2.00x	137.5	25.0

III	≥2.25x	112.5	22.5

IV	≥2.50x	100.0	20.0

3.           Amendment to Note. The Note is amended to the extent necessary to conform to the Amendment including the reduction in principal amount of the Commitment as set forth herein.  .

4.           Other Documents.  All other documents executed and delivered in connection with the Credit Agreement are hereby amended to the extent necessary to conform to this Amendment.

5.           Representations and Warranties.  To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders that:

(a)           Reaffirmation.  As of the date of this Amendment and after giving effect to this Amendment, the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation or warranty relates to a specified earlier date, and except for changes in facts and circumstances that are not prohibited by the terms of the Credit Agreement); and

(b)           No Default.  As of the date hereof and after giving effect to this Amendment, no Event of Default has occurred and is continuing.

6.           Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent and Lenders shall have received this Amendment duly executed by the Borrower and the Guarantor;

(b)           No Default shall exist; and

(c)           The Borrower shall pay to the Administrative Agent an extension fee, for payment  to each of the Lenders on a pro rata basis, in an amount equal to fifteen basis points (.15%) of the total Commitment.

7.           Payment of Expenses.  The Borrower agrees to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment, not to exceed $2,500.

8.           Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.           Severability; Headings.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

10.         Continuing Effect of Other Documents.  This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement and Note not expressly referred to herein and, except to the extent that the Credit Agreement and Note has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lender.  Except as expressly amended, modified or supplemented hereby, the provisions of the Credit Agreement, the Note and the Loan Documents are and shall remain in full force and effect.

11.         GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

IN WITNESS WHEREOF, the parties hereto have duly executed this Tenth Modification to Credit Agreement (Restated) and Promissory Note as of the day and date first set forth above.

FRED’S, INC., the Borrower

By:	/s/ Jerry A. Shore

Title:	EVP and Chief Financial Officer

REGIONS BANK, as Lender and Administrative Agent

By:	/s/ Bryan Ford

Title:	Sr. VP Corporate Banking

CONSENT OF GUARANTOR

The undersigned, as Guarantor, hereby executes this Amendment to evidence its consent thereto, as well as the transactions contemplated thereby, and agrees that the Guaranty Agreement dated March 27, 2000, effective April 3, 2000, remains in full force and effect.

FRED’S STORES OF TENNESSEE, INC.

Date: September 27, 2010	By:	/s/ Jerry A. Shore

	Title:	EVP and Chief Financial Officer